Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Stewart Information Services Corporation:

We consent to the use of our report dated February 28, 2018, with respect to the consolidated balance sheets of Stewart Information Services Corporation (“Stewart”) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedules as listed in the accompanying index (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Amendment No. 2 to the Registration Statement (Form S-4) of Fidelity National Financial, Inc. and Proxy Statement of Stewart contained therein dated July 26, 2018.

/s/ KPMG LLP

Houston, Texas
July 26, 2018